EXHIBIT 99.1

SYSCO’S TOM BENÉ NAMED EVP & PRESIDENT OF FOODSERVICE OPERATIONS,

EFFECTIVE JAN. 1, 2015

HOUSTON, Nov. 21, 2014 – Sysco Corporation (NYSE: SYY) announced today that Tom Bené has been appointed executive vice president and president of foodservice operations, effective Jan. 1, 2015. Bené will succeed Mike Green, who previously announced his intention to retire from Sysco at the end of 2014 after 24 years of distinguished service.

Bené will report directly to Bill DeLaney, Sysco president and chief executive officer, and have management responsibility for Sysco’s U.S. broadline operations, SYGMA, specialty meat companies, FreshPoint, Guest Supply, European Imports, international, shared services and revenue management. Pending the close of Sysco’s merger with US Foods, all commercial functions, including contract sales, marketing, merchandising, e-commerce and quality assurance, will also continue to report to Bené. As previously announced, management of these functions will transition to other executives once the transaction has closed.

“Tom is a proven commercial leader with deep expertise and a strong track record in the foodservice industry,” DeLaney said. “Since joining Sysco early in 2013, he has helped drive major advances in category management, revenue management, sales capability, and customer insights and segmentation. We are fortunate to have such a capable leader to succeed Mike.”

Bené joined Sysco as executive vice president and chief merchandising officer in March of 2013 and was named executive vice president and chief commercial officer in August of that year. Prior to joining Sysco, Bené was president of PepsiCo Foodservice, where he held a variety of positions of increasing responsibility in sales, operations, franchise development and general management over 23 years of service.

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About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 194 distribution facilities serving approximately 425,000 customers. For Fiscal Year 2014 that ended June 28, 2014, the company generated sales of more than $46 billion. For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco.

Additional Information for USF Stockholders

In connection with the proposed transaction, Sysco filed with the Securities and Exchange Commission (“SEC”), and the SEC declared effective on August 8, 2014, a Registration Statement on Form S-4 that includes a consent solicitation statement of USF that also constitutes a prospectus of Sysco. STOCKHOLDERS OF USF ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION. The consent solicitation statement/prospectus, Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from Sysco at www.sysco.com/investors or by emailing investor_relations@corp.sysco.com. You may also read and copy any reports, statements and other information filed by Sysco with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.